333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            OPTICAL CABLE CORPORATION
             (Exact name of registrant as specified in its charter)


VIRGINIA                                                  54-1237042
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                           Identification No.)


                              5290 Concourse Drive
                             Roanoke, Virginia 24019
                                 (540) 265-0690
               (Address, including zip code and telephone number,
                         of Principal Executive Offices)

                            OPTICAL CABLE CORPORATION
                            1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 Robert Kopstein
                             Chairman of the Board,
                      President and Chief Executive Officer
                            Optical Cable Corporation
                              5290 Concourse Drive
                             Roanoke, Virginia 24019
                                 (540) 265-0690
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                                     Copy to

                           Leslie A. Grandis, Esquire
                     McGuire, Woods, Battle & Boothe, L.L.P.
                                One James Center
                            Richmond, Virginia 23219


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

                           This is page 1 of 40 pages.
                        Exhibit Index appears on page 11




                                    CALCULATION OF REGISTRATION FEE



==============       ===============        ================        ===============     ===============
                                                Proposed                Proposed
Title of                                        Maximum                 Maximum
Securities               Amount                 Offering                Aggregate          Amount of
to be                    to be                  Price Per               Offering           Registration
Registered               Registered             Share                   Price              Fee
==============      ==================      ================         ===============     ================
Common Stock
no par value             4,000,000 (1)          $9.125(2)               $36,500,000        $12,586.21
==============      ==================      ================         ===============     ================



         (1)  Represents the maximum number of shares of Common Stock of Optical
Cable Corporation (the "Company") that may be offered and sold hereunder.

         (2) Estimated solely for purposes of calculating the registration  fee.
Based on the average of the high and low prices for the Common Stock reported on NASDAQ on July 30, 1996.


                                    PART II.
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.           Incorporation of Certain Documents by Reference


         The Company and the Optical Cable Corporation 1996 Stock Incentive Plan (the "Plan") hereby incorporate by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission.

         (a) The Company's prospectus, dated March 6, 1996 with respect to 1,500,000 shares of the Company's common stock, no par value per share.

         (b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the prospectus referred to in (a) above.

         (c) The description of the Common Stock contained in the Company's Registration Statement Form S-1 (File No. 33-96476), dated March 4, 1996, as amended, and declared effective March 6, 1996 pursuant to Section 12 of the Exchange Act.

         Each document or report subsequently filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 6.           Indemnification of Directors and Officers


         Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnifications, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit, or proceeding by reason of the fact that he or she is, or was, a director, officer, employee, or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

         The Registrant's Articles of Incorporation provide for mandatory indemnification of its directors and officers against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of the Registrant itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or a knowing violation of the criminal law.

Item 8.           Exhibits
         See Index to Exhibits.

Item 9.           Undertakings
         The undersigned registrant hereby undertakes or acknowledges:


         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) (1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (i) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (ii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia, on July 30, 1996.

                                        OPTICAL CABLE CORPORATION

                                        Registrant


                                        By: s/Robert Kopstein
                                            ---------------------
                                            Robert Kopstein
                                            Chairman of the Board,
                                            President and Chief Executive
                                            Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on July 30, 1996.

                                                  Chairman of the Board,
                                                  President, Chief Executive
                                                  Officer and Director
                                                  (principal executive officer)
s/Robert Kopstein
- ---------------------------
Robert Kopstein


                                                  Senior Vice President of Sales
s/Luke J. Huybrechts                              and Director
- ---------------------------
Luke J. Huybrechts

                                                  Vice President of Finance,
                                                  Treasurer, Secretary and
                                                  Director (principal financial
                                                  and accounting officer)
s/Kenneth W. Harber
- --------------------------
Kenneth W. Harber




s/Randall H. Frazier                              Director
- --------------------------
Randall H. Frazier





s/John M. Holland                                 Director
- --------------------------
John M. Holland

                                    EXHIBITS

                                       TO

                            OPTICAL CABLE CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                  Exhibit Index
                                  -------------


The  following  exhibits  are  filed  herewith  as  part  of  this  Registration
Statement:


Exhibit                                                               Page
  No.                                                                  No.
  ---                                                                  ---

 5.1         Opinion and Consent of McGuire, Woods,
             Battle & Boothe, L.L.P., Counsel to the Company
             as to the validity of the Common Stock
             offered hereunder                                         12

23.1         Consent of KPMG Peat Marwick LLP                          13

24.2         Consent of McGuire, Woods, Battle & Boothe,
             L.L.P. (included in Exhibit 5.1)

28.1         Optical Cable Corporation
             1996 Stock Incentive Plan                                 14

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